UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2008

Greenfield Online, Inc.
(Exact name of Company as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50698 (Commission File Number)	06-1440369 (I.R.S. Employer Identification No.)
21 River Road
Wilton, CT 06897
(Address of Principal Executive Offices and Zip Code)
(203) 834-8585
(Company’s telephone number, including area code)
N/A
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On August 29, 2008, Greenfield Online, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “New Merger Agreement”) with Microsoft Corporation, a Washington corporation (“Microsoft”) and Crisp Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Microsoft (the “Offeror”).
Subject to the terms and conditions of the New Merger Agreement, the Offeror will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock of the Company (the “Company Common Stock”) at a price of $17.50 per share (the “Offer Price”) in cash, without interest and less any applicable withholding taxes. Upon completion of the Offer and subject to the terms and conditions of the New Merger Agreement, the Offeror will merge with and into the Company (the “Merger”), with the Company surviving the Merger. In the Merger each issued and outstanding share of Company Common Stock (other than Company Common Stock owned by the Company or any of its direct or indirect wholly-owned subsidiaries or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law) would be canceled and automatically converted into the right to receive the Offer Price in cash.
In addition, subject to certain conditions and limitations, the Company has granted the Offeror an irrevocable option (the “Top-Up Option”) to purchase from the Company, following the completion of the Offer, a number of additional shares of Company Common Stock that, when added to the shares of Company Common Stock already owned by Microsoft and its subsidiaries, equals more than 90% of the outstanding shares of Company Common Stock on a fully diluted basis. If Microsoft and its subsidiaries acquire more than 90% of the outstanding shares of Company Common Stock, they will complete the Merger through the “short form” procedures available under Delaware law.
The Offeror’s obligation to accept for payment and pay for shares of Company Common Stock tendered in the Offer is subject to customary conditions, including, among other things: (1) the tender of such number of shares of Company Common Stock which, when added to any shares of Company Common Stock already owned by Microsoft or the Offeror (but excluding any shares of Company Common Stock subject to the Top-Up Option), represents a majority of the total number of outstanding shares of Company Common Stock, on a fully diluted basis, (2) the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval under certain other non-U.S. antitrust or competition laws, (3) the absence of laws or orders enjoining or otherwise prohibiting the Offer or the Merger, (4) the accuracy of the Company’s representations in the New Merger Agreement (subject to a materiality standard) and (5) compliance in all material respects by the Company with its covenants in the New Merger Agreement. The Company has also made customary representations, warranties and covenants in the New Merger Agreement.
The foregoing description of the New Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Current Report on Form 8-K by reference. The New Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Microsoft or the Offeror. In particular, the assertions embodied in the representations and warranties contained in the New Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company to Microsoft and the Offeror in connection with the signing of the New Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the New Merger Agreement. Moreover, certain representations and warranties in the New Merger Agreement were used for the purpose of allocating risk between Microsoft and the Offeror, on the one hand, and the Company, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the New Merger Agreement should not be viewed as characterizations of the actual state of facts about Microsoft, the Offeror or the Company.
On August 29, 2008, the Company issued a press release regarding the execution of the New Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
On June 15, 2008, the Company entered into an Agreement and Plan of Merger (the “Prior Merger Agreement”) with QGF Acquisition Company Inc, a Delaware corporation (“QGF Parent”) and QGF Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of QGF Parent (“QGF Merger Sub”), both of which are affiliates of Quadrangle Group LLC (“Quadrangle”). The Prior Merger Agreement contemplated that QGF Merger Sub would be merged with and into the Company and each issued and outstanding share of common stock of the Company (other than shares of common stock owned by the Company or its subsidiaries, QGF Parent, QGF Merger Sub, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law) would be canceled and automatically converted into the right to receive $15.50 per share in cash, without interest.
On August 6, 2008, the Company issued a press release describing certain results of its “go-shop” activities undertaken pursuant to the terms of the Prior Merger Agreement. On August 26, 2008, the Company issued a press release announcing that on August 25, 2008, the Board of Directors of the Company determined, in accordance with the terms of the Prior Merger Agreement, that the takeover proposal received by it from Microsoft as a result of the Company’s “go-shop” activities, pursuant to which the Company’s stockholders would receive $17.50 per share in cash, constituted a superior proposal. In addition, the Company announced that on August 25, 2008, the Board of Directors of the

Company gave written notice to Quadrangle that the Company intended to terminate the Prior Merger Agreement in three calendar days to enter into a definitive agreement with respect to the superior proposal received from Microsoft.
On August 29, 2008, the Company issued a press release announcing that, in light of the superior proposal received from Microsoft and pursuant to the expiration of the matching rights granted to affiliates of Quadrangle under the Prior Merger Agreement, it has terminated the Prior Merger Agreement. A copy of the press release, dated August 29, 2008, is attached as Exhibit 99.1 and is incorporated herein by reference.
The Company terminated the Prior Merger Agreement in order to enter into the New Merger Agreement. As a result, the Company paid affiliates of Quadrangle a breakup fee in the amount of $5.0 million.
For a description of the terms and conditions of the Prior Merger Agreement that are material to the Company, please see the description set forth in the Company’s Current Report on Form 8-K filed on June 16, 2008, which is incorporated herein by reference.

Item 8.01	Other Events.
On August 29, 2008, the Company gave two presentations with respect to the proposed transaction with Microsoft to certain employees of the Company. The Company also presented certain Frequently Asked Questions with respect to the Company’s employees. A copy of the two PowerPoint presentations and the Frequently Asked Questions are filed herewith as Exhibits 99.2, 99.3 and 99.4 and are incorporated herein by reference.
In addition, on August 29, 2008, in connection with the proposed transaction with Microsoft, the Company sent a letter to certain customers of the Company. A copy of the form letter to customers is filed herewith as Exhibit 99.5 and is incorporated herein by reference.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC:
THE TENDER OFFER DESCRIBED IN THIS CURRENT REPORT ON FORM 8-K HAS NOT YET BEEN COMMENCED. THIS ANNOUNCEMENT AND THE DESCRIPTION CONTAINED HEREIN IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF COMMON STOCK OF THE COMPANY. AT THE TIME THE TENDER OFFER IS COMMENCED, MICROSOFT AND THE OFFEROR INTEND TO FILE A TENDER OFFER STATEMENT ON SCHEDULE TO CONTAINING AN OFFER TO PURCHASE, FORM OF LETTER OF TRANSMITTAL AND OTHER DOCUMENTS RELATING TO THE TENDER OFFER, AND THE COMPANY INTENDS TO FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE TENDER OFFER. MICROSOFT, THE OFFEROR AND THE COMPANY INTEND TO MAIL THESE DOCUMENTS TO THE COMPANY’S SHAREHOLDERS. THE TENDER OFFER STATEMENT AND THE OTHER DOCUMENTS RELATING TO THE TENDER OFFER WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND OUR SHAREHOLDERS ARE URGED TO READ THEM CAREFULLY WHEN THEY BECOME AVAILABLE. THE TENDER OFFER STATEMENT AND THE OTHER DOCUMENTS RELATING TO THE TENDER OFFER WILL BE MADE AVAILABLE TO OUR SHAREHOLDERS AT NO EXPENSE TO THEM. IN ADDITION, SUCH DOCUMENTS (AND ALL OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC) WILL BE AVAILABLE AT NO CHARGE AT WWW.GREENFIELD.COM AND ON THE SEC’S WEBSITE AT WWW.SEC.GOV.
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this Current Report on Form 8-K about our expectation of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this Current Report on Form 8-K. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the merger agreement, (3) the inability to complete the merger due to the failure to satisfy other conditions required to complete the merger, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the merger. Additional information regarding risk factors and uncertainties affecting the Company is detailed from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, available for viewing on the Company’s website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this Current Report on 8-K and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No	Description
2.1	Agreement and Plan of Merger, dated as of August 29, 2008, by and among Greenfield Online, Inc., Microsoft Corporation and Crisp Acquisition Corporation (filed herewith).

99.1	Press Release issued by Greenfield Online, Inc. on August 29, 2008 (filed herewith).

99.2	PowerPoint Presentations to Employees of Greenfield Online, Inc., dated August 29, 2008 (filed herewith).

99.3	PowerPoint Presentations to Employees of Greenfield Online, Inc., dated August 29, 2008 (filed herewith).

99.4	Frequently Asked Questions to Employees of Greenfield Online, Inc., dated August 29, 2008 (filed herewith).

99.5	Form of Letter to Customers Sent by Greenfield Online, Inc. on August 29, 2008 (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 29, 2008

GREENFIELD ONLINE, INC.
By:	/s/ Robert E. Bies
	Name:	Robert E. Bies
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description
2.1	Agreement and Plan of Merger, dated as of August 29, 2008, by and among Greenfield Online, Inc., Microsoft Corporation and Crisp Acquisition Corporation (filed herewith).

99.1	Press Release issued by Greenfield Online, Inc. on August 29, 2008 (filed herewith).

99.2	PowerPoint Presentations to Employees of Greenfield Online, Inc., dated August 29, 2008 (filed herewith).

99.3	PowerPoint Presentations to Employees of Greenfield Online, Inc., dated August 29, 2008 (filed herewith).

99.4	Frequently Asked Questions to Employees of Greenfield Online, Inc., dated August 29, 2008 (filed herewith).

99.5	Form of Letter to Customers Sent by Greenfield Online, Inc. on August 29, 2008 (filed herewith).